UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 9, 2010, Grubb & Ellis Company (the “Company”) issued a press release announcing that Michael J. Rispoli had been appointed executive vice president and chief financial officer of the Company, effective immediately, and in connection therewith, Matthew A. Engel, who has served as the Company’s interim chief financial officer since May, 2010, had been promoted to executive vice president of finance. In addition to serving as executive vice president and chief financial officer, Mr. Rispoli will continue in his current position as chief financial officer of Grubb & Ellis Equity Advisors, LLC, the Company’s investment management subsidiary. In connection with his new appointment, Mr. Rispoli’s annual base salary will be increased, effective immediately, from $250,000 to $325,000.
Mr. Rispoli, 38, has served as chief financial officer of the Company’s investment subsidiaries since 2008, and senior vice president, Strategic Planning and Investor Relations, since Grubb & Ellis’ merger with NNN Realty Advisors in December 2007. From 2000 to 2007, Mr. Rispoli was executive director and corporate controller at Conexant Systems, a publicly traded semiconductor company and Globespan Virata, Inc., an entity that merged with Conexant in 2004. He began his career at PricewaterhouseCoopers LLP in 1993. A Certified Public Accountant, Mr. Rispoli holds a bachelor’s degree from Seton Hall University.
There is no family relationship between Mr. Rispoli and any other executive officer or director of the Company, and there is no arrangement or understanding under which Mr. Rispoli was appointed as executive vice president and chief financial officer of the Company. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Rispoli has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Engel’s promotion to executive vice president of Finance, Mr. Engel’s annual base salary will be increased, effective immediately, from $250,000 to $300,000.
On August 5, 2010, the Board of Directors of the Company unanimously voted to increase the annual base salary of Jacob Van Berkel, the Company’s executive vice president and chief operating officer, from $360,000 to $425,000 effective immediately. There were no other changes to Mr. Van Berkel’s compensation arrangements with the Company.
On August 11, 2010, the Company and Thomas P. D’Arcy, president and chief executive officer of the Company, entered into an amendment to Mr. D’Arcy’s employment agreement with the Company (the “First Amendment”).  The First Amendment extends (i) Mr. D’Arcy’s initial term of employment by one additional year, from November 16, 2012 to November 16, 2013 and (ii) the time period within which Mr. D’Arcy must relocate from August 1, 2010 until August 1, 2011.  The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
10.1	First Amendment to Employment Agreement by and between Grubb & Ellis Company and Thomas P. D’Arcy, dated as of August 11, 2010.
99.1	Press Release issued by Grubb & Ellis Company on August 9, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Thomas P. D'Arcy
Thomas P. D'Arcy
Chief Executive Officer

Dated: August 11, 2010